Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc.
Christine Regan Lindenboom (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam Pharmaceuticals Reports Second Quarter 2023 Financial Results and Highlights Recent Period Activity

– Achieved Second Quarter 2023 Global Net Product Revenues of $306 Million, Representing 43% Year-Over-Year Growth Compared to Q2 2022 –

–Submitted 18-Month APOLLO-B Data to the U.S. Food and Drug Administration as Amendment to Supplemental New Drug Application for Patisiran –

–Presented Updated Positive Interim Results from Phase 1 Study of ALN-APP in Patients with Early-Onset Alzheimer’s Disease –

–Entered into Global Strategic Collaboration with Roche for Co-Development and Co-Commercialization of Zilebesiran –

–U.S. Attorney’s Office for District of Massachusetts Concluded and Closed Investigation Regarding Marketing and Promotion of ONPATTRO, with no Action Taken –

–Akshay Vaishnaw, M.D., Ph.D., Named Alnylam’s First Chief Innovation Officer –

– Reiterated 2023 Financial Guidance, Including Combined Net Product Revenues of $1,200 Million to $1,285 Million –

CAMBRIDGE, Mass., August 3, 2023 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today reported its consolidated financial results for the second quarter ended June 30, 2023 and reviewed recent business highlights.

“The second quarter of 2023 was a very productive one at Alnylam, with commercial execution delivering 43% year-over-year growth in net product revenues, supported by the strong ongoing launch of AMVUTTRA,” said Yvonne Greenstreet, MBChB, Chief Executive Officer of Alnylam. “We also had some very important data readouts in the quarter and recent period, including updated interim results from the Phase 1 trial of ALN-APP in patients with early onset Alzheimer’s disease, as well as positive 18-month results from the APOLLO-B Phase 3 study of patisiran, that we believe reaffirm the potential of patisiran in ATTR amyloidosis with cardiomyopathy. Furthermore, we entered into an exciting new partnership with Roche for the development and commercialization of zilebesiran. This progress underscores our commitment to executing across all areas of the business in order to meet our Alnylam P5x25 goals of becoming a top-tier biotech company delivering sustained innovation and exceptional financial results.”

Second Quarter 2023 and Recent Significant Corporate Highlights

Commercial Performance

Total TTR: ONPATTRO® (patisiran) & AMVUTTRA® (vutrisiran)

•

Achieved global net product revenues for ONPATTRO and AMVUTTRA for the second quarter of $91 million and $132 million, respectively, representing 46% total TTR reported year-over-year growth compared to Q2 2022. The acceleration of growth in the U.S. market is particularly noteworthy, as Q2 2023 growth was 72% compared to Q2 2022, marking the fourth consecutive quarter of greater than 70% total TTR growth in the U.S. since the launch of AMVUTTRA in mid-2022.

•	Attained over 3,490 hATTR amyloidosis patients with polyneuropathy worldwide on commercial treatment with ONPATTRO or AMVUTTRA as of June 30, 2023.

Total Ultra-Rare: GIVLAARI® (givosiran) & OXLUMO® (lumasiran)

•

Achieved global net product revenues for GIVLAARI and OXLUMO for the second quarter of $58 million and $24 million, respectively, representing 37% total Ultra-Rare reported year-over-year growth compared to Q2 2022.

•	Attained over 570 patients worldwide on commercial GIVLAARI treatment as of June 30, 2023.

•	Attained over 350 patients worldwide on commercial OXLUMO treatment as of June 30, 2023.

Leqvio® (inclisiran)

•	Launch in the U.S. and other markets is ongoing, with focus on patient on-boarding, removing access hurdles and enhancing medical education.

•

Novartis announced that the FDA approved a label update for Leqvio to enable earlier use in patients with elevated LDL-C who have an increased risk of heart disease, as an adjunct to diet and statin therapy.

R&D Highlights

Presented new results from an interim analysis of data from the open-label extension (OLE) period of the APOLLO-B Phase 3 study of patisiran, demonstrating continued evidence of sustained benefit across measures of functional capacity and health status and quality of life, as well as cardiac stress and injury. Patisiran demonstrated a safety profile consistent with that observed in the 12-month double-blind period, with no new safety findings.

•	Submitted these 18-month data from the APOLLO-B Phase 3 study to the U.S. FDA as part of the sNDA review for patisiran for the treatment of the cardiomyopathy of ATTR amyloidosis.

•

Announced that the U.S. FDA has set a date of September 13, 2023 for the meeting of the Cardiovascular and Renal Drugs Advisory Committee to review the sNDA for patisiran. As previously announced, the FDA has set an action date of October 8, 2023 under the Prescription Drug User Fee Act.

The Company announces today that a U.S. Expanded Access Program (EAP) for patisiran that was initiated in August 2022 has fully enrolled, with 200 patients across 20 centers in less than a year. The patisiran EAP aims to provide access to patisiran for patients with ATTR amyloidosis with cardiomyopathy who have had an inadequate response to or cannot tolerate currently available treatment.

Published results from Phase 1 study of zilebesiran in the New England Journal of Medicine, showing that, compared to placebo, zilebesiran was associated with dose-dependent reductions in serum AGT, achieving tonic blood pressure control with consistent and durable blood pressure reduction throughout a 24-hour period, sustained up to six months after single doses of ≥200 mg of zilebesiran. Zilebesiran also demonstrated an acceptable safety profile supporting continued clinical development.

Completed enrollment in the KARDIA-2 Phase 2 study, evaluating the safety and efficacy of zilebesiran in patients with uncontrolled hypertension when added on top of another antihypertensive medication.

•	Topline results are expected in early 2024.

Reported updated positive interim results for the ongoing single ascending dose (SAD) portion of the Phase 1 study of ALN-APP in patients with early-onset Alzheimer’s disease (EOAD) at the 2023 Alzheimer’s Association International Conference (AAIC).

Sanofi announced that results from the ATLAS-INH and ATLAS-A/B studies evaluating the efficacy and safety of fitusiran were published respectively in The Lancet and The Lancet Haematology, reinforcing the potential of investigational fitusiran to transform the current standard of care and address unmet needs for all types of hemophilia, regardless of inhibitor status.

Additional Key Pipeline Progress:

•

Presented nine-month results from the randomized treatment extension period of the HELIOS-A study of vutrisiran in patients with they polyneuropathy of hATTR amyloidosis at the Italian Association for the Study of the Peripheral Nervous System

•	Presented findings from a Phase 1 study of ALN-HSD in healthy adults and patients with nonalcoholic steatohepatitis at the European Association for the Study of the Liver (EASL) Congress 2023.

Additional Business Updates

•

Announced today that the U.S. Attorney’s Office for the District of Massachusetts has concluded and closed its investigation regarding the marketing and promotion of ONPATTRO, with no action being taken against the company.

•

Announced today that Akshay Vaishnaw, M.D., Ph.D., Alnylam’s President and key scientific leader, will be transitioning to a new role within the organization, serving as Alnylam’s first Chief Innovation Officer. In this new role Akshay will become the Company’s key innovation leader, focused on the future of its R&D engine.

•	Entered into a global strategic collaboration with Roche for the co-development and co-commercialization of zilebesiran.

•

As announced earlier today, Alnylam has entered into an exclusive worldwide license agreement with Agios Pharmaceuticals to develop and commercialize a novel preclinical siRNA targeting TMPRSS6 as a potential disease-modifying treatment for patients with polycythemia vera and related iron-overload disorders.

•	Published 2022 Corporate Responsibility Report.

Upcoming Events

In mid- and late 2023:

•	Alnylam intends to report topline results from the KARDIA-1 Phase 2 study of zilebesiran.

•	Alnylam intends to report topline results from the Phase 1 study of ALN-TTRsc04.

•	Alnylam intends to report topline results from the Phase 1 study of ALN-KHK.

•	Vir is conducting multiple trials evaluating the potential for ALN-HBV02 (VIR-2218) and VIR-3434 to achieve a functional cure for chronic hepatitis B. Phase 2 data readouts are on track for Q4 2023.

•

Vir also announced that initial Phase 2 data readouts for the SOLSTICE trial evaluating ALN-HBV02 (VIR-2218) and VIR-3434 as monotherapy and in combination for the treatment of people living with chronic hepatitis delta, the most aggressive form of viral hepatitis, are expected in Q4 2023.

Financial Results for the Quarter Ended June 30, 2023

	Three Months Ended June 30,
(in thousands, except per share amounts)	2023	2022
Net product revenues	$305,705	$213,515
Net revenue from collaborations	$5,844	$9,025
Royalty revenue	$7,205	$2,278
GAAP Operating loss	$(229,831)	$(191,686)
Non-GAAP Operating loss*	$(154,029)	$(161,215)
GAAP Net loss	$(276,024)	$(277,402)
Non-GAAP Net loss*	$(201,622)	$(245,834)
GAAP Net loss per common share - basic and diluted	$(2.21)	$(2.29)
Non-GAAP Net loss per common share - basic and diluted*	$(1.62)	$(2.03)

*	For an explanation of our use of non-GAAP financial measures see page 8 and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measures, see page 15.

Net Product Revenues

	Three Months Ended June 30,		Year over Year % Growth
(in thousands, except percentages)	2023	2022	As Reported	At CER*
ONPATTRO net product revenues	$91,458	$153,428	(40)%	(40)%
AMVUTTRA net product revenues	132,136	—	N/A	N/A

Total TTR net product revenues	$223,594	$153,428	46%	47%
GIVLAARI net product revenues	57,899	45,150	28%	28%
OXLUMO net product revenues	24,212	14,937	62%	62%

Total net product revenues	$305,705	$213,515	43%	44%

*	CER = Constant Exchange Rate, representing growth calculated as if the exchange rates had remained unchanged from those used in the second quarter 2022. CER is a Non-GAAP measure.

•

Net product revenues increased 43% at actual currency during the second quarter 2023, as compared to the prior year, and 44% at CER. The increase is primarily related to growth in our TTR product revenues driven by the launch of AMVUTTRA in the third quarter of 2022 as well as increased patients on GIVLAARI and OXLUMO therapies.

Net Revenues from Collaborations

•

Net revenues from collaborations decreased 35% during the second quarter 2023, as compared to the prior year, primarily due to operating variability, such as the level of work reimbursed, in our collaboration with Regeneron.

Operating Expenses

	Three Months Ended June 30,		2023 vs 2022
(in thousands, except percentages)	2023	2022	% Change*
Cost of goods sold	$75,336	$34,038	121%
Cost of goods sold as a percentage of net product revenues	24.6%	15.9%	8.7%
Cost of collaborations	$10,034	$6,770	48%
GAAP research and development expenses	$248,526	$205,712	21%
Non-GAAP research and development expenses	$215,725	$195,074	11%
GAAP selling, general and administrative expenses	$214,689	$169,984	26%
Non-GAAP selling, general and administrative expenses	$171,688	$150,151	14%

*

For dollar values, we calculate the percentage of change during Q2 2023 compared to Q2 2022. For cost of goods sold as a percentage of net product revenues, we calculate the basis point change during Q2 2023 compared to Q2 2022.

Cost of Goods Sold

•

Cost of goods sold as a percent of product sales increased during the second quarter 2023, as compared to the prior year, primarily due to cancelling manufacturing commitments for ONPATTRO and other adjustments to inventory as ongoing patients continue to switch to AMVUTTRA. Costs of goods sold as a percentage of net product revenues also increased as royalties owed to third parties increased driven by the growth of AMVUTTRA following its launch in Q3 2022. These increases were offset by lower manufacturing costs for AMVUTTRA compared with ONPATTRO.

Research & Development (R&D) Expenses

•

GAAP and non-GAAP R&D expenses increased during the second quarter 2023, as compared to the prior year, primarily due to increased development expenses associated with our KARDIA-1 / KARDIA-2 (zilebesiran) clinical studies and increased compensation and related expenses as a result of increased headcount to support our R&D pipeline. GAAP R&D expenses further increased due to increased stock-based compensation expense primarily related to certain performance-based awards.

Selling, General & Administrative (SG&A) Expenses

•

GAAP and non-GAAP SG&A expenses increased during the second quarter 2023, as compared to the prior year, primarily due to increased headcount and other investments supporting our strategic growth including the global launch of AMVUTTRA. GAAP SG&A expenses further increased due to increased stock-based compensation expense primarily related to certain performance-based awards.

Other Financial Highlights

•

Cash, cash equivalents and marketable securities were $2.06 billion as of June 30, 2023 compared to $2.19 billion as of December 31, 2022 with the decrease primarily due to our operating loss in the six months ended June 30, 2023.

The adjustments to the non-GAAP measures provided in the financial results above and in the financial guidance below are described under “Use of Non-GAAP Financial Measures” later in this press release. A reconciliation of our GAAP to non-GAAP results presented in this release is included in the tables at the end of this press release.

2023 Financial Guidance

Full year 2023 financial guidance is reiterated and consists of the following:

Combined net product revenues for ONPATTRO, AMVUTTRA, GIVLAARI and OXLUMO[1,2]	$1,200 million – $1,285 million
Net Product Revenue Growth vs. 2022 at reported Fx rates[1]	34% to 44%
Net Product Revenue Growth vs. 2022 at constant exchange rates*	34% to 44%
Net revenues from collaborations and royalties	$100 million – $175 million
GAAP R&D and SG&A expenses	$1,790 million – $1,885 million
Non-GAAP R&D and SG&A expenses[3]	$1,575 million – $1,650 million

[1]	Uses December 31, 2022 Fx rates including: 1 EUR = 1.07 USD and 1 USD = 131 JPY
[2]	Assumes U.S. sNDA approval of patisiran for ATTR amyloidosis with cardiomyopathy by the PDUFA date on October 8, 2023
[3]	Excludes $215-$235 million of stock-based compensation expense from estimated GAAP R&D and SG&A expenses
*	CER = Constant Exchange Rate, representing growth calculated as if the exchange rates had remained unchanged from those used in the twelve months ended December 31, 2022. CER is a Non-GAAP measure.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including expenses adjusted to exclude certain non-cash expenses and certain losses outside the ordinary course of the Company’s business. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.

The non-GAAP financial measures we present include Non-GAAP Operating loss, Non-GAAP Net loss, Non-GAAP Net loss per common share – basic and diluted and Non-GAAP R&D and SG&A expenses. The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are stock-based compensation expenses and realized and unrealized losses on marketable equity securities. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards. The Company has excluded the impact of the realized and unrealized losses on marketable equity securities because the Company does not believe these adjustments accurately reflect the performance of the Company’s ongoing operations for the period in which such gains or losses are reported, as their sole purpose is to adjust amounts on the balance sheet.

Percentage changes in revenue growth at CER, also a non-GAAP financial measure, are presented excluding the impact of changes in foreign currency exchange rates for investors to understand the underlying business performance. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.

The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between historical GAAP and non-GAAP measures presented in this release is provided later in this press release.

Conference Call Information

Management will provide an update on the Company and discuss second quarter 2023 results as well as expectations for the future via conference call on Thursday, August 3, 2023 at 8:30 am ET. To access the call, please register online at https://register.vevent.com/register/BI8e6d8bfa374f41278e284759aa762e9e. Participants are requested to register at a minimum 15 minutes before the start of the call. A replay of the call will be available two hours after the call and archived on the same web page for six months.

A live audio webcast of the call will be available on the Investors section of the Company’s website at www.alnylam.com/events. An archived webcast will be available on the Alnylam website approximately two hours after the event.

About ONPATTRO® (patisiran)

ONPATTRO is an RNAi therapeutic that is approved in the United States and Canada for the treatment of the polyneuropathy of hATTR amyloidosis in adults. ONPATTRO is also approved in the European Union, Switzerland and Brazil for the treatment of hATTR amyloidosis in adults with Stage 1 or Stage 2 polyneuropathy, and in Japan for the treatment of hATTR amyloidosis with polyneuropathy. ONPATTRO is an intravenously administered RNAi therapeutic targeting transthyretin (TTR). It is designed to target and silence TTR messenger RNA, thereby reducing the production of TTR protein before it is made. Reducing the pathogenic protein leads to a reduction in amyloid deposits in tissues. For more information about ONPATTRO, including full Prescribing Information, visit ONPATTRO.com.

About AMVUTTRA® (vutrisiran)

AMVUTTRA® (vutrisiran) is an RNAi therapeutic approved in the United States for the treatment of the polyneuropathy of hereditary transthyretin-mediated (hATTR) amyloidosis in adults. It is a double-stranded small interfering RNA (siRNA) that targets mutant and wild-type transthyretin (TTR) messenger RNA (mRNA). Using Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate delivery platform, AMVUTTRA is designed for increased potency and high metabolic stability to allow for subcutaneous injection once every three months (quarterly). Results from the pivotal HELIOS-A Phase 3 study demonstrate AMVUTTRA rapidly reduces serum TTR levels, has the potential to reverse neuropathy impairment relative to baseline and improves other key measures of disease burden relative to external placebo in patients with the polyneuropathy of hATTR amyloidosis. For more information about AMVUTTRA, including the full U.S. Prescribing Information, visit AMVUTTRA.com.

About GIVLAARI® (givosiran)

GIVLAARI (givosiran) is an RNAi therapeutic targeting aminolevulinic acid synthase 1 (ALAS1) approved in the United States and Brazil for the treatment of adults with acute hepatic porphyria (AHP). GIVLAARI is also approved in the European Union for the treatment of AHP in adults and adolescents aged 12 years and older. In the pivotal study, givosiran was shown to significantly reduce the rate of porphyria attacks that required hospitalizations, urgent healthcare visits or intravenous hemin administration at home compared to placebo. GIVLAARI is Alnylam’s first commercially available therapeutic based on its Enhanced Stabilization Chemistry ESC-GalNAc conjugate technology to increase potency and durability. GIVLAARI is administered via subcutaneous injection once monthly at a dose based on actual body weight and should be administered by a healthcare professional. GIVLAARI works by specifically reducing elevated levels of ALAS1 messenger RNA (mRNA), leading to reduction of toxins associated with attacks and other disease manifestations of AHP. For more information about GIVLAARI, including the full U.S. Prescribing Information, visit GIVLAARI.com.

About OXLUMO® (lumasiran)

OXLUMO (lumasiran) is an RNAi therapeutic targeting hydroxyacid oxidase 1 (HAO1). HAO1 encodes glycolate oxidase (GO). Thus, by silencing HAO1 and depleting the GO enzyme, OXLUMO inhibits production of oxalate – the metabolite that directly contributes to the pathophysiology of PH1. OXLUMO utilizes Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate technology, which enables subcutaneous dosing with increased potency and durability and a wide therapeutic index. OXLUMO has received regulatory approvals from the U.S. Food and Drug Administration (FDA) for the treatment of primary hyperoxaluria type 1 (PH1) to lower urinary and plasma oxalate levels in pediatric and adult patients and from the European Medicines Agency (EMA) for the treatment of PH1 in all age groups. In the pivotal ILLUMINATE-A study, OXLUMO was shown to significantly reduce levels of urinary oxalate relative to placebo, with the majority of patients reaching normal or near-normal levels. In the ILLUMINATE-B pediatric Phase 3 study, OXLUMO demonstrated an efficacy and safety profile consistent to that observed in ILLUMINATE-A. In the ILLUMINATE-C study, OXLUMO resulted in substantial reductions in plasma oxalate in patients with advanced PH1. Across all three studies, injection site reactions (ISRs) were the most common drug-related adverse reaction. OXLUMO is administered via subcutaneous injection once monthly for three months, then once quarterly beginning one month after the last loading dose at a dose based on actual body weight. For patients who weigh less than 10 kg, ongoing dosing remains monthly. OXLUMO should be administered by a healthcare professional. For more information about OXLUMO, including the full U.S. Prescribing Information, visit OXLUMO.com.

About LNP Technology

Alnylam has licenses to Arbutus Biopharma LNP intellectual property for use in RNAi therapeutic products using LNP technology.

About RNAi

RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine.

By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals

Alnylam Pharmaceuticals (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding in 2002, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), AMVUTTRA® (vutrisiran), GIVLAARI® (givosiran), OXLUMO® (lumasiran), and Leqvio® (inclisiran), which is being developed and commercialized by Alnylam’s partner, Novartis. Alnylam has a deep pipeline of investigational medicines, including multiple product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on X (formerly Twitter) at @Alnylam, or on LinkedIn, Facebook, or Instagram.

Alnylam Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects including, without limitation, expectations regarding Alnylam’s aspiration to become a leading biotech company and the planned achievement of its “Alnylam P5x25” strategy, the potential for Alnylam to identify new potential drug development candidates and advance its research and development programs, Alnylam’s ability to obtain approval for new commercial products or additional indications for its existing products, and Alnylam’s projected commercial and financial performance, should be considered forward-looking statements. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation: the direct or indirect impact of the COVID-19 global pandemic or any future pandemic on Alnylam’s business, results of operations and financial condition; Alnylam’s ability to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates, including patisiran and vutrisiran; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, including patisiran and vutrisiran, as well as favorable pricing and reimbursement; successfully launching, marketing and selling Alnylam’s approved products globally; delays, interruptions or failures in the manufacture and supply of Alnylam’s product candidates or its marketed products; delays or interruptions in the supply of resources needed to advance Alnylam’s research and development programs, including as may arise from the recent disruptions in the supply of non-human primates; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to successfully expand the indication for ONPATTRO or AMVUTTRA in the future; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Roche, Novartis, Sanofi, Regeneron and Vir; the outcome of litigation; the potential risks of future government investigations; and unexpected expenditures; as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s 2022 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as may be updated from time to time in Alnylam’s subsequent Quarterly Reports on Form 10-Q, and in its other SEC filings. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

This release discusses investigational RNAi therapeutics and uses of previously approved RNAi therapeutics in development and is not intended to convey conclusions about efficacy or safety as to those investigational therapeutics or uses. Patisiran has not been approved by any regulatory agency for the treatment of ATTR amyloidosis with cardiomyopathy. No conclusions can or should be drawn regarding its safety or effectiveness in treating cardiomyopathy in this population. There is no guarantee that any investigational therapeutics or expanded uses of commercial products will successfully complete clinical development or gain health authority approval.

ALNYLAM PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Statements of Operations
Revenues:
Net product revenues	$305,705	$213,515	$582,033	$400,387
Net revenues from collaborations	5,844	9,025	42,306	34,970
Royalty revenue	7,205	2,278	13,705	2,720

Total revenues	318,754	224,818	638,044	438,077

Operating costs and expenses:
Cost of goods sold	75,336	34,038	116,768	57,495
Cost of collaborations and royalties	10,034	6,770	23,471	18,940
Research and development	248,526	205,712	479,095	375,605
Selling, general and administrative	214,689	169,984	398,348	324,455

Total operating costs and expenses	548,585	416,504	1,017,682	776,495

Loss from operations	(229,831)	(191,686)	(379,638)	(338,418)

Other (expense) income:
Interest expense	(30,035)	(42,609)	(58,990)	(84,971)
Interest income	21,075	1,899	39,730	2,911
Other expense, net	(35,418)	(42,277)	(47,673)	(93,551)

Total other expense, net	(44,378)	(82,987)	(66,933)	(175,611)

Loss before income taxes	(274,209)	(274,673)	(446,571)	(514,029)
Provision for income taxes	(1,815)	(2,729)	(3,554)	(3,714)

Net loss	$(276,024)	$(277,402)	$(450,125)	$(517,743)

Net loss per common share - basic and diluted	$(2.21)	$(2.29)	$(3.62)	$(4.29)

Weighted-average common shares used to compute basic and diluted net loss per common share	124,659	120,896	124,387	120,646

ALNYLAM PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$657,800	$866,394
Marketable debt securities	1,372,451	1,297,890
Marketable equity securities	27,256	28,122
Accounts receivable, net	220,635	237,963
Inventory	100,453	128,962
Prepaid expenses and other current assets	145,452	132,916

Total current assets	2,524,047	2,692,247
Property, plant and equipment, net	527,474	523,494
Operating lease right-of-use assets	208,801	215,136
Restricted investments	49,388	49,390
Other assets	92,686	66,092

Total assets	$3,402,396	$3,546,359

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$59,746	$98,094
Accrued expenses	598,530	545,460
Operating lease liability	42,074	41,967
Deferred revenue	35,377	42,105
Liability related to the sale of future royalties	33,650	40,289

Total current liabilities	769,377	767,915
Operating lease liability, net of current portion	253,416	261,339
Deferred revenue, net of current portion	213,391	193,791
Convertible debt	1,018,843	1,016,942
Liability related to the sale of future royalties, net of current portion	1,298,446	1,252,015
Other liabilities	257,054	212,580

Total liabilities	3,810,527	3,704,582

Commitments and contingencies (Note 13)
Stockholders’ deficit:
Preferred stock, $0.01 par value per share, 5,000 shares authorized and no shares issued and outstanding as of March 31, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value per share, 250,000 shares authorized; 124,241 shares issued and outstanding as of March 31, 2023; 123,925 shares issued and outstanding as of December 31, 2022	1,250	1,240
Additional paid-in capital	6,647,173	6,454,540
Accumulated other comprehensive loss	(37,080)	(44,654)
Accumulated deficit	(7,019,474)	(6,569,349)

Total stockholders’ deficit	(408,131)	(158,223)

Total liabilities and stockholders’ deficit	$3,402,396	$3,546,359

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alnylam’s Annual Report on Form 10-K which includes the audited financial statements for the year ended December 31, 2022.

ALNYLAM PHARMACEUTICALS, INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Reconciliation of GAAP to Non-GAAP research and development:
GAAP research and development	$248,526	$205,712	$479,095	$375,605
Less: Stock-based compensation expenses	(32,801)	(10,638)	(49,033)	(22,255)

Non-GAAP research and development	$215,725	$195,074	$430,062	$353,350

Reconciliation of GAAP to Non-GAAP selling, general and administrative:
GAAP selling, general and administrative	$214,689	$169,984	$398,348	$324,455
Less: Stock-based compensation expenses	(43,001)	(19,833)	(66,716)	(37,509)

Non-GAAP selling, general and administrative	$171,688	$150,151	$331,632	$286,946

Reconciliation of GAAP to Non-GAAP operating loss:
GAAP operating loss	$(229,831)	$(191,686)	$(379,638)	$(338,418)
Add: Stock-based compensation expenses	75,802	30,471	115,749	59,764

Non-GAAP operating loss	$(154,029)	$(161,215)	$(263,889)	$(278,654)

Reconciliation of GAAP to Non-GAAP net loss:
GAAP net loss	$(276,024)	$(277,402)	$(450,125)	$(517,743)
Add: Stock-based compensation expenses	75,802	30,471	115,749	59,764
(Less) Add: Realized and unrealized (gain) loss on marketable equity securities	(1,400)	1,097	867	32,258

Non-GAAP net loss	$(201,622)	$(245,834)	$(333,509)	$(425,721)

Reconciliation of GAAP to Non-GAAP net loss per common share-basic and diluted:
GAAP net loss per common share - basic and diluted	$(2.21)	$(2.29)	$(3.62)	$(4.29)
Add: Stock-based compensation expenses	0.61	0.25	0.93	0.50
(Less) Add: Realized and unrealized (gain) loss on marketable equity securities	(0.01)	0.01	0.01	0.27

Non-GAAP net loss per common share - basic and diluted	$(1.62)	$(2.03)	$(2.68)	$(3.53)

Please note that the figures presented above may not sum exactly due to rounding

ALNYLAM PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP

PRODUCT REVENUE GROWTH AT CONSTANT CURRENCY

(Unaudited)

	June 30, 2023
	Three Months Ended	Six Months Ended
ONPATTRO net product revenue growth, as reported	(40)%	(33)%
Add: Impact of foreign currency translation	—	1

ONPATTRO net product revenue growth at constant currency	(40)%	(32)%

AMVUTTRA net product revenue growth, as reported	N/A	N/A
Add: Impact of foreign currency translation	N/A	N/A

AMVUTTRA net product revenue growth at constant currency	—%	—%

Total TTR net product revenue growth, as reported	46%	47%
Add: Impact of foreign currency translation	1	3

Total TTR net product revenue growth at constant currency	47%	50%

GIVLAARI net product revenue growth, as reported	28%	32%
Add: Impact of foreign currency translation	—	1

GIVLAARI net product revenue growth at constant currency	28%	33%

OXLUMO net product revenue growth, as reported	62%	64%
Add: Impact of foreign currency translation	—	2

OXLUMO net product revenue growth at constant currency	62%	66%

Total net product revenue growth, as reported	43%	45%
Add: Impact of foreign currency translation	1	3

Total net product revenue growth at constant currency	44%	48%